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                                                                    Exhibit 10.7

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of January 7, 2003 ("Agreement"), between KC Alarm Services Group, Inc., a Delaware corporation ("KC") and Integrated Alarm Services Group, Inc., a Delaware corporation ("IASG") (KC and IASG are referred to collectively the "Parties").

         Whereas, IASG was formed in April 2002 to be used as the parent corporation of various entities to be rolled-up in connection with the proposed initial public offering of common stock of the consolidated entity (the "IPO");

         Whereas, the principals of KC and IASG and their advisors have determined that the newly formed KC will now serve as the parent corporation for the IPO and acquirer of the various entities to form the consolidated entity,

         Whereas, the consolidated entity will be known as Integrated Alarm Services Group, Inc. pursuant to a name change by KC immediately following the execution of this Agreement;

         Whereas, under the former structure where IASG was to be the parent corporation for the IPO and the consolidated entity, IASG issued an aggregate of $5,500,000 principal amount convertible promissory notes to investors in September 2002 (the "IASG Notes");

         Whereas, in order to effect the new structure where KC is the parent corporation for the IPO and the consolidated entity, KC will assume the repayment of the IASG Notes and IASG will be dissolved and cease to exist;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         1. IASG hereby assigns all of its liabilities to KC including each of the IASG Notes set forth on Schedule A hereto (the "Assumed Liabilities").

         2. KC hereby assumes all liabilities arising under the Assumed Liabilities, and hereby assumes, and agrees to be bound by, pay and fully and faithfully discharge and perform, all obligations of IASG under the Assumed Liabilities from and after the date hereof.

         3. From time to time after the date hereof, each of the Parties will execute and deliver to the other such instruments as may be reasonably requested by KC or IASG, as the case may be, in order to carry out the purpose and intent of this Agreement.

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         4. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, KC and IASG have caused this Agreement to be executed and delivered on the date and year first written above.






                              KC ALARM SERVICES GROUP, INC.


                              By: /s/ Thomas J. Few
                                  -----------------
                                  Thomas J. Few, Chief Executive Officer




                              INTEGRATED ALARM SERVICES GROUP, INC.



                              By: /s/ Timothy M. McGinn
                                  ---------------------
                                  Timothy M. McGinn, Co-Chief Executive Officer



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